Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2012, with respect to the consolidated financial statements included in the Annual Report of Ellie Mae, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Ellie Mae, Inc. on Forms S-8 (File No. 333-179318, effective February 2, 2012 and File No. 333-174460, effective May 25, 2011).

/s/ Grant Thornton LLP

San Francisco, California

March 28, 2012